                                                                      EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT

                                                                                                    WHOLLY-OWNED DIRECT OR
                                                                                                     INDIRECT SUBSIDIARIES
                                                                                   PERCENTAGE     ---------------------------
                                                 JURISDICTION                       OF VOTING       OPERATING   OPERATING IN
                                                   IN WHICH                        SECURITIES        IN THE        FOREIGN
                     NAME                         ORGANIZED      PARENT               OWNED       UNITED STATES   COUNTRIES
                     ----                        ------------    ------            ----------     ------------- ------------
ITT Industries, Inc. ("ITT Industries").......  Indiana          --                     --             90            79
  Goulds Pumps, Incorporated..................  Delaware         ITT Industries        100              8            31
  International Standard Electric Corporation
    ("ISEC")..................................  Delaware         ITT Industries        100              1             3
    ITT Delaware Investments, Inc.
      ("Delaware")............................  Delaware         ISEC                  100             --            --
    ITT Industries Europe GmbH ("Europe").....  Germany          50% Delaware          100             --             6
                                                                 50% ISEC
      ITT Automotive Czech Republic...........  Czech Republic   Europe                100             --            --
      ITT Automotive Hungary Kft..............  Hungary          Europe                100             --            --
      ITT Composants et Instruments S.A. .....  France           Europe                100             --             1
      ITT Flygt AB............................  Sweden           Europe                100             --            14
      ITT Gesellschaft fur Beteiligungen mbH
        ("ITTG")..............................  Germany          Europe               99.5             --             8
        ITT Automotive Europe GmbH ("ITT
          AUTO")..............................  Germany          ITTG                  100             --             6
        ITT Industriebeteiligungsgesellschaft
          mbH.................................  Germany          ITTG                  100             --             3
        ITT Richter Chemie-Technik Gmbh.......  Germany          ITTG                  100             --             1
    ITT Industries (China) Investment Company,
      Limited.................................  China            ISEC                  100             --             1
    ITT Industries Limited ("ITTUK")..........  England          ISEC                  100             --             3
      ITT Automotive (UK).....................  England          ITTUK                 100             --            --
      ITT Defence Ltd.........................  England          ITTUK                 100             --            --
      ITT Datacommunications Ltd..............  England          ITTUK                 100             --            --
  ITT Automotive Enterprises, Inc.............  Delaware         ITT Industries        100              1            --
  ITT Automotive, Inc.*.......................  Delaware         ITT Industries        100              2             3
  ITT Canada Limited ("Canada")...............  Canada           ITT Industries        100             --             1
    ITT Industries of Canada, Ltd.............  Canada           Canada                100             --            --
  ITT Defense & Electronics**.................                   ITT Industries        100             --             1
  ITT Federal Services Corporation............  Delaware         ITT Industries        100             11             2
  ITT Systems & Sciences Corporation..........  Delaware         ITT Industries        100             --            --
  ITT Fluid Technology***.....................                   ITT Industries        100             --            --
  ITT Fluid Technology International..........  Delaware         ITT Industries        100             --             2
  ITT Flygt Corporation.......................  Delaware         ITT Industries        100             --             5
  ITT Manufacturing Enterprises, Inc.
    ("ITTME").................................  Delaware         ITT Industries        100             --             2
      ITTG....................................  Germany          ITTME                  .5             --            --
  ITT Resource Development Corporation
    ("ITTRDC")................................  Delaware         ITT Industries        100             32            --
    Carbon Industries, Inc....................  West Virginia    ITTRDC                100             14            --
    ITT Community Development Corporation.....  Delaware         ITTRDC                100             16            --
  Computer Equipment & Leasing Corporation....  Wisconsin        ITT Industries        100             --            --
  Gilcron Corporation.........................  Delaware         ITT Industries        100             --            --
  Palm Coast Utility Corporation..............  Florida          ITT Industries        100             --            --

---------------

See notes on following page.

                                                                      EXHIBIT 21
                                                                       CONTINUED
---------------

Note: The names of some consolidated wholly-owned subsidiaries of ITT Industries carrying on the same lines of business as other subsidiaries named above have been omitted, the number of such omitted subsidiaries operating in the United States and in foreign countries being shown. Also omitted from the list are the names of other subsidiaries since, if considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.

  * Businesses under ITT Automotive:
    Alfred Teves Technologies
    Allwork Manufacturing Company
    Baylock Manufacturing Company
    Hisan, Inc.
    ITT AES Enterprises, Inc.
    ITT Automotive Division
    ITT Automotive Electrical Systems, Inc.
    Korea Advanced Brake System
    P.E.A. Industrial S.A. de C.V.
    Rochester Form Machine
    Shanghai Automotive Brake System

 ** Businesses under ITT Defense & Electronics:
    Avcron Incorporated
    Electrix Corporation
    Gilcron Corporation
    ITT Aerospace/Communications Division
    ITT Arctic Services, Inc.
    ITT Avionics Division
    ITT Cannon Division
    ITT Cannon International, Inc.
    ITT Cannon Italy S.p.A.
    ITT Cannon Mexico, Inc.
    ITT Cannon de Mexico S.A. de C.V.
    ITT Cannon (Zhenjiang) Electronics Ltd.
    ITT Cannon (Japan) Ltd.
    ITT DCD Saudi Arabia, Inc.
    ITT Defense & Electronics Division
    ITT Federal Services Corporation
    ITT Gallium Arsenide Tech Center Division
    ITT Gilfillan Division
    ITT Gilfillan Inc.
    ITT Night Vision Division
    ITT Pomona Electronics Division
    ITT Schadow Inc.
    Sealectro International, Inc.

*** Businesses under ITT Fluid Technology:
    ITT Aerospace Controls Division
    ITT Controls and Instruments Division
    ITT Fluid Technology Division
    ITT Fluid Technology International
    ITT Fluid Transfer Division
    ITT FTC Manufacturing Division
    ITT Grindex Pump Division
    Flygt Holdings Pty Limited
    ITT Flygt Corporation